Exhibit 21

TO

ANNUAL REPORT

ON

FORM 10-K

FISCAL YEAR ENDED DECEMBER 31, 2010

Subsidiaries of the Registrant

Aggression Sports, Inc.        Colorado Corporation org. 1998 (Inactive)